Exhibit 99.1

Financial Statements and Supplementary Data.

Index to Financial Statements

Legg Holdings, Inc.

(subsequently renamed ANC Green Solutions I, LLC)

December 31, 2018 and 2017

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Legg Holdings, Inc.

Hartselle, Alabama

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Legg Holdings, Inc. and its subsidiaries (collectively, the “Company”) as of December 31, 2018 and 2017, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ MaloneBailey, LLP

www.malonebailey.com

We have served as the Company’s auditor since 2019

Houston, Texas

December 18, 2019

Legg Holdings, Inc.

(subsequently renamed ANC Green Solutions I, LLC)

Consolidated Balance Sheets

	December 31,	December 31,
	2018	2017
Assets
Current assets
Cash	$899,653	$534,636
Accounts receivable	146,811	110,141
Total current assets	1,046,464	644,777

Property and equipment, net	261,378	273,074
Total assets	$1,307,842	$917,851

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and accrued liabilities	$50,009	$49,936
Notes payable	20,473	26,327
Total Current Liabilities	70,482	76,263

Stockholders’ Equity
Common stock, $1 par value; 600 shares authorized, 600 shares issued and outstanding	600	600
Additional paid in capital	72,757	25,983
Retained earnings	1,164,003	815,005
Total stockholders’ equity	1,237,360	841,588
Total Liabilities and Stockholders’ Equity	$1,307,842	$917,851

The accompanying notes are an integral part of these consolidated financial statements.

Legg Holdings, Inc.

(subsequently renamed ANC Green Solutions I, LLC)

Consolidated Statements of Operations

	Year Ended	Year Ended
	December 31, 2018	December 31, 2017
Revenue
Lawn care revenue	$2,142,043	$1,827,798
Franchise revenue	93,194	87,233
Total revenue	2,235,237	1,915,031

Operating expenses
Direct costs	295,166	365,293
Selling and marketing	99,303	111,203
General and administrative	1,321,439	1,331,584
Depreciation	85,452	69,272
Total operating expenses	1,801,360	1,877,352

Income from operations	433,877	37,679

Other income (expenses)
Interest expense	(1,122)	(319)
Total other income (expenses)	(1,122)	(319)

Income from operations before income taxes	432,755	37,360

Net Income	$432,755	$37,360

Net income per share – basic and diluted	721.26	62.27

Weighted average common shares – basic and diluted	600	600

The accompanying notes are an integral part of these consolidated financial statements.

Legg Holdings, Inc.

(subsequently renamed ANC Green Solutions I, LLC)

Consolidated Statements of Stockholders’ Equity

	Common stock		Additional Paid in	Retained	Total Stockholders’
	Shares	Amount	Capital	Earnings	Equity
Balance as of December 31, 2016	600	$600	$24,900	$793,888	$819,388.00
Shareholder contribution (distribution)	-	-	1,083	(16,243)	(15,160)
Net income	-	-	-	37,360	37,360
Balance as of December 31, 2017	600	$600	$25,983	$815,005	$841,588
	-	-	-	-	-
Shareholder contribution (distribution)	-	-	46,774	(83,757)	(36,983)
Net income	-	-	-	432,755	432,755
Balance as of December 31, 2018	600	$600	$72,757	$1,164,003	$1,237,360

The accompanying notes are an integral part of these consolidated financial statements.

Legg Holdings, Inc.

(subsequently renamed ANC Green Solutions I, LLC)

Consolidated Statements of Cash Flows

	Year Ended	Year Ended
	December 31, 2018	December 31, 2017
Cash Flows from Operating Activities
Net income	$432,755	$37,360
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	85,453	69,272
Changes in operating assets and liabilities:
Accounts receivable	(36,670)	(24,117)
Accounts payable and accrued liabilities	71	32,557
Net cash provided by operating activities	481,609	115,072

Cash Flows from Investing Activities
Payments for purchase of fixed assets	(73,755)	(100,474)
Net cash used investing activities	(73,755)	(100,474)

Cash Flows from Financing Activities
Shareholder contribution	46,774	1,083
Shareholder distribution	(83,757)	(16,243)
Proceeds from notes payable	-	39,669
Repayment of notes payable	(5,854)	(18,196)
Net cash provided by (used in) financing activities	(42,837)	6,313

Net increase in cash, cash equivalents and restricted cash	365,017	20,911

Cash, cash equivalents and restricted cash, beginning of period	534,636	513,725

Cash, Cash Equivalents and Restricted Cash, end of period	$899,653	$534,636

Supplemental Disclosures of Cash Flow Information:
Cash paid for interest	$(1,122)	$(319)
Cash paid for income taxes	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

Legg Holdings, Inc.

(subsequently renamed ANC Green Solutions I, LLC)

Notes to Consolidated Financial Statements

For the years ended December 31, 2018 and 2017

Note 1 – Nature of the Business

Legg Holdings, Inc., an Alabama corporation, is an operator and franchisor of residential lawn care programs and services. The Company’s core service offerings provide residential homeowners and commercial customers with year-round monitoring and treatment by focusing on weed and insect control, seeding, and professionally and consistently administered fertilization.

Legg Lawncare, Inc., an Alabama corporation and wholly owned by Legg Holdings, Inc., owns and operates a business that provides commercial and residential lawncare, landscaping and hardscaping, irrigation, mosquito, termite, and pest control services throughout Northern Alabama and other neighboring localities.

Legg SMS Franchising, Inc., an Alabama corporation and wholly owned by Legg Holdings, Inc., owns and operates a business that is the master franchisor for outdoor insect control service businesses operating independently throughout the United States.

Note 2 – Summary of Significant Accounting Policies

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Management makes estimates that affect certain accounts including deferred income tax assets, accrued expenses, fair value of equity instruments and reserves for any other commitments or contingencies. Any adjustments applied to estimates are recognized in the period in which such adjustments are determined.

Principles of Consolidation

The Company’s consolidated financial statements include all accounts of the Company and its consolidated subsidiary and/or entities as of reporting period ending date(s) and for the reporting period(s) then ended. All inter-company balances and transactions have been eliminated.

Basis of Presentation

These consolidated financial statements have been prepared by the Company in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and include the accounts of the Company and its wholly owned subsidiaries which are directly or indirectly owned by the Company.

Cash and Cash Equivalents

The Company considers all cash on hand and in banks, including accounts in book overdraft positions, certificates of deposit and other highly liquid investments with maturities of one year or less, when purchased, to be cash. As of December 31, 2018 and 2017, the Company had no cash equivalents. The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and periodically evaluates the credit worthiness of the financial institutions and has determined the credit exposure to be negligible.

Accounts Receivable

Accounts receivable are recorded at the invoiced amount and do not bear interest. The Company reserves for all accounts that are deemed to be uncollectible and reviews its allowance for doubtful accounts regularly. The allowance is based on the age of receivables and a specific identification of receivables considered at risk. Account balances are written off against the allowance when the potential for recovery is considered remote.

Capitalization of Fixed Assets

The Company capitalizes expenditures related to property and equipment, subject to a minimum rule, that have a useful life greater than one year for: (1) assets purchased; (2) existing assets that are replaced, improved or the useful lives have been extended; or (3) all land, regardless of cost. Acquisitions of new assets, additions, replacements and improvements (other than land) costing less than the minimum rule in addition to maintenance and repair costs, including any planned major maintenance activities, are expensed as incurred.

Revenue Recognition

The Company’s revenue is generated from residential lawn care programs and services. The Company generally recognizes revenue from the sale of services as the services are performed, which is typically ratably over the term of the contract(s), which the Company believes to be the best measure of progress. The Company recognizes revenues as it completes services to its customers in an amount reflecting the total consideration it expects to receive from the customer.

Revenue is recognized according to the following five step model: (1) identify the contract with a customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to the performance obligations in the contract, and (5) recognize revenues when a performance obligation is satisfied. The Company determined that for contracts containing multiple performance obligations, stand-alone selling price is readily determinable for each performance obligation. The transaction price will include estimates of variable consideration, such as returns and provisions for doubtful accounts and sales incentives, to the extent it is probable that a significant reversal of revenue recognized will not occur. In all cases, when a sale is recorded by the Company, no significant uncertainty exists surrounding the purchaser’s obligation to pay.

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, “Revenue from Contracts with Customers” (“ASC Topic 606”). This standard provides a single set of guidelines for revenue recognition to be used across all industries and requires additional disclosures. The updated guidance introduces a five-step model to achieve its core principal of the entity recognizing revenue to depict the transfer of goods or services to customers at an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The Company adopted the updated guidance effective January 1, 2017 using the full retrospective method. The new standard did not have a material impact on its financial position and results of operations, as it did not change the manner or timing of recognizing revenue.

Related Party Transactions

The Company accounts for related party transactions in accordance with ASC 850 (“Related Party Disclosures”). A party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

Net Earnings (Loss) Per Common Share

The Company computes earnings per share under ASC Subtopic 260-10, “Earnings Per Share” (“ASC 260-10”). Basic earnings (loss) per share is computed by dividing the net income (loss) attributable to the common stockholders (the numerator) by the weighted average number of shares of common stock outstanding (the denominator) during the reporting periods. Diluted loss per share is computed by increasing the denominator by the weighted average number of additional shares that could have been outstanding from securities convertible into common stock (using the “treasury stock” method), unless their effect on net loss per share is anti-dilutive. There were no potentially dilutive shares, which include outstanding common stock options, warrants, and convertible notes, as December 31, 2018 and 2017.

Income Taxes

The Company utilizes the liability method of accounting for income taxes. Under the liability method, deferred tax assets and liabilities are determined based on the differences between financial reporting and the tax bases of the assets and liabilities and are measured using the enacted tax rates and laws that will be in effect, when the differences are expected to be reversed. An allowance against deferred tax assets is recorded when it is more likely than not that such tax benefits will not be realized.

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU No. 2016-02, Leases. ASU 2016-02 requires a lessee to record a right of use asset and a corresponding lease liability on the balance sheet for all leases with terms longer than 12 months. ASU 2016-02 is effective for all interim and annual reporting periods beginning after December 15, 2018. Early adoption is permitted. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest period presented in the financial statements.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the SEC did not or in management’s opinion will not have a material impact on the Company’s present or future consolidated financial statements.

Note 3 – Fixed Assets

As of December 31, 2018 and 2017, the Company’s fixed assets consisted of the following:

	December 31, 2018	December 31, 2017
Vehicles	$377,932	$337,928
Equipment	292,272	258,919
Leasehold improvements	9,990	9,990
Office equipment	4,664	4,264
Total property and equipment	684,858	611,101
Less: Accumulated depreciation	(423,480)	(338,027)
Property and equipment, net	261,378	273,074

Depreciation expense for the years ended December 31, 2018 and 2017 was $85,453 and $69,272, respectively.

Note 4 – Accounts Payable and Accrued Liabilities

As of December 31, 2018 and 2017, the Company’s current liabilities consisted of the following:

	December 31, 2018	December 31, 2017
Accrued operating expenses	$30,212	$32,515
Accrued payroll	19,797	17,421
Accounts payable and accrued liabilities	$50,009	$49,936

Note 5 – Notes Payable

On August 30, 2017, we entered into a loan agreement in the amount of  $39,669 related to the purchase of a truck. The note is due on August 30, 2022, and bears an annual interest rate of 3.29%. The loan is payable in 59 monthly installments of $493.86. During the year ended December 31, 2018 and 2017, we repaid $5,161 and $14,035 in principal, respectively. The outstanding balance as of December 31, 2018 and 2017 was $20,473 and $25,634, respectively.

On April 28, 2016, we entered into a loan agreement in the amount of  $8,322 related to the purchase of supplies and equipment from a vendor. The note is due on March 28, 2018, with no interest paid during the term. The loan is payable in 24 monthly installments of $346.76. During the year ended December 31, 2018 and 2017, we repaid $693 and $4,161 in principal respectively. The outstanding balance as of December 31, 2018 and 2017 was $0 and $693, respectively.

Note 6 – Capital Stock

As of December 31, 2018, 2017 and 2016, there were 500 founder shares of Legg Lawncare, Inc., outstanding and 100 founder shares of Legg SMS Franchising, Inc. outstanding.

Note 7 – Related Party Transactions

Shareholder contribution for the years ended December 31, 2018 and 2017 was $46,774 and $1,083, respectively. Shareholder distribution for the years ended December 31, 2018 and 2017 was $83,757 and $16,243, respectively.

Note 8 – Income Taxes

Legg Lawncare, Inc. and Legg SMS Franchising, Inc. were both Subchapter S pass-through entities for income tax purposes prior to its acquisition by the Company on October 4, 2019. Accordingly, Legg Lawncare, Inc. and Legg SMS Franchising, Inc. were not subject to income taxes prior to the acquisition and therefore there is no tax provision related to the income.

Note 9 – Subsequent Events

On October 4, 2019, Andover Environmental Solutions LLC (“Andover Environmental”), a wholly-owned subsidiary of Andover National Corporation, entered into a Membership Interest Purchase Agreement with the Company and Heath L. Legg, pursuant to which Andover Environmental purchased from seller sixty percent (60%) of the membership interests of ANC Green Solutions  I, LLC, a Delaware limited liability company, for $4,000,000 in cash, subject to certain adjustments. Prior to entry into the Membership Interest Purchase Agreement, Legg Holdings, Inc. was renamed by Heath L. Legg to ANC Green Solutions I, LLC.